PERFORMANCE-BASED RESTRICTED STOCK UNITS AGREEMENT
(Special Strategic Grant to Darren M. Rebelez)

This performance-based Restricted Stock Units Agreement (the “Agreement”) is made and entered into on December 23, 2019 (the “Grant Date”), pursuant to the Casey’s General Stores, Inc. 2018 Stock Incentive Plan (the “Plan”). The Committee administering the Plan has selected the party specified on the summary award page attached hereto as Annex A (the “Award Summary”) (such party, the “Participant”) to receive the award described therein (the “Award”) of performance-based Restricted Stock Units, each of which represents the right to receive on the applicable settlement date described therein (each a “Settlement Date”) one (1) share of the Common Stock, no par value (“Stock”) of Casey’s General Stores, Inc., an Iowa corporation (the “Company”), on the terms and conditions set forth below to which Participant accepts and agrees:

1.Grant of Units. On the Grant Date, the Participant shall acquire, subject to the provisions of this Agreement, the number of performance-based Restricted Stock Units as specified in Award Summary (the “Units”). Each Unit represents a right to receive on a date determined in accordance with this Agreement one (1) share of Stock. This Award shall be governed by the terms of the Plan, which are incorporated herein by this reference. The Participant acknowledges having received and read a copy of the Plan. Capitalized terms not otherwise defined by this Agreement will have the meanings assigned to the Plan.

2.No Monetary Payment Required. The Participant is not required to make any monetary payment (other than applicable tax withholding, if any, subject to Section 5 of this Agreement) as a condition to receiving the Units, or shares of Stock issued upon settlement of the Units, the consideration for which shall be past services actually rendered and/or future services to be rendered to the Company or for its benefit.

3.Vesting of Units. Subject to Participant’s continued employment through the applicable Vest Date (as defined in the Award Summary) and other conditions described in the Award Summary (except as described under the heading “Special provisions regarding vesting of awards”), the Units will vest and become “Vested Units” as of the date set forth in the Award Summary.

4.Settlement of the Award.

a.    Issuance of Shares of Stock. The Company shall issue to the Participant on the applicable Settlement Date (that is, the next business day following the date on which the Units shall vest and become Vested Units) with respect to each Vested Unit to be settled on such date one (1) share of Stock. Shares of Stock issued in settlement of Units shall not be subject to any restriction on transfer other than any such restriction as may be required pursuant to Section 4.c. or Section 5 of this Agreement or the Company’s Insider Trading Policy. For purposes of this Agreement, “Insider Trading Policy” means the written policy of the Company pertaining to the sale, transfer or other disposition of the Company’s equity securities by members of the Board, officers or other employees who may possess material, non-public information regarding the Company, as in effect at the time of a disposition of any Stock.

b.    Certificate Registration. A certificate for the shares as to which the Award is settled shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant designated in writing by the Participant on forms approved by the Company for that purpose.

c.    Restrictions on Grant of the Award and Issuance of Shares. The grant of the Award and issuance of shares of Stock on the applicable Settlement Date shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. No shares of Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable federal, state or foreign securities laws, or any other law or regulation, or the requirements of any stock exchange or market system upon which the Stock may then be listed.

5.Tax Matters.

a.    Tax Withholding in General. At the time this Agreement is executed, or at any time thereafter as requested by the Company, the Participant hereby authorizes withholding from any payroll and other amounts payable to the Participant, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company, if any, which arise in connection with the Award or the issuance of shares of Stock in settlement thereof. The Company shall have no obligation to deliver shares of Stock until the tax withholding obligations of the Company have been satisfied by the Participant.

b.    Assignment of Sale Proceeds; Payment of Tax Withholding by Check. Subject to compliance with applicable law and the Company’s Insider Trading Policy, the Participant shall satisfy the Company’s tax withholding obligations in accordance with procedures established by the Company providing for delivery by the Participant to the Company or a broker approved by the Company of properly executed instructions, in a form approved by the Company, providing for the assignment to the Company of the proceeds of a sale with respect to some or all of the shares being acquired upon settlement of the Units. Notwithstanding the foregoing, the Participant may elect to pay by check the amount of the Company’s tax withholding obligations arising on any Settlement Date by delivering written notice of such election to the Company on a form specified by the Company for this purpose at least thirty (30) days (or such other period established by the Company) prior to such Settlement Date. By making such election, the Participant agrees to deliver a check for the full amount of the required tax withholding to the Company on or before the third business day following the applicable Settlement Date. If the Participant elects to pay the required tax withholding by check but fails to make such payment as required by the preceding sentence, the Company is hereby authorized, in its discretion, to satisfy the tax withholding obligations through any other means authorized by this Section 5, including by effecting a sale of some or all of the shares being acquired upon settlement of Units, withholding from payroll and any other amounts payable to the Participant, or by withholding shares in accordance with Section 5.c. of this Agreement.

c.    Withholding in Shares. The Company may, in its discretion, permit or require the Participant to satisfy all or any portion of the Company’s tax withholding obligations by deducting from the shares of Stock otherwise deliverable to the Participant on the applicable Settlement Date a number of whole shares having a Fair Market Value, as of the date on which the tax withholding obligations arise, that the Company determines is up to the maximum amount that the Company is permitted by applicable law to withhold in respect of federal, state and local taxes, domestic or foreign, arising in connection with the Award or the issuance of shares of Stock in settlement thereof.

6.Effect of Change of Control on Award. In the event of a Change of Control, the Units shall be treated in accordance with Article 15 of the Plan. Notwithstanding any provision of the Plan, this Agreement or the Award Summary to the contrary, in the event of a Change of Control that occurs prior to December 31, 2020, the performance goals contained in the Award Summary shall no longer apply, effective as of the date of the Change of Control, and, instead, the achievement of such performance goals shall be deemed to have been met as of the Change of Control based on the Company’s performance as of immediately prior to the Change of Control, as determined by the Committee prior to the Change of Control. Except as provided in Article 15 of the Plan, any Units for which performance goals are deemed to have been met as of the Change of Control will remain outstanding and subject to service-based vesting conditions following the Change of Control.

7.Adjustments for Changes in Capital Structure. The Award shall be subject to adjustment in accordance with Section 4.4 of the Plan.

8.Rights as a Shareholder. The Participant shall have no rights as a shareholder with respect to any shares which may be issued in settlement of this Award until the Participant becomes the record holder of the shares of Stock underlying the Award. No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 4.4 of the Plan.

9.Legends. The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of Stock issued pursuant to this Agreement.

10.Delivery of Documents and Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by the Company, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address shown below that party’s signature to the notice or at such other address as such party may designate in writing from time to time to the other party.

11.Miscellaneous Provisions.

a.    Termination or Amendment. The Committee may terminate or amend the Plan or this Agreement at any time; provided, however, that (i) no such termination or amendment may materially impair the rights of a Participant under this Agreement without the consent of the Participant unless such termination or amendment is necessary to comply with applicable law, tax rules, stock exchange rules or accounting rules or the Company deems such termination or amendment to be necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code, and (ii) no such amendment may alter or accelerate the time or form of distributions in violation of Section 409A of the Code, if applicable, including, without limitation, any amendment that would violate the provisions of Section 409A of the Code requiring that any amendment to extend the issuance of any shares of Stock after the applicable Settlement Date may not take effect until at least twelve (12) months after the date on which the new election is made, and, if the new election relates to a payment for a reason other than the death or disability of the Participant (as determined in accordance with Section 409A of the Code), the new election must provide for the deferral of issuance of such shares of Stock for a period of at least five (5) years from the applicable Settlement Date such issuance of shares of Stock would otherwise have been made. No amendment or addition to this Agreement shall be effective unless in writing.

b.    Non-Transferability of the Award. Prior to the issuance of shares of Stock on the applicable Settlement Date, neither this Award nor any Units subject to this Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to the Award shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.

c.    Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

d.    Binding Effect. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.

e.    Integrated Agreement. This Agreement, the Plan and the Award Summary, together with any service or other agreement between the Participant and the Company referring to the Award, shall constitute the entire understanding and agreement of the Participant and the Company with respect to the subject matter contained herein or therein and supersedes any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Company with respect to such subject matter other than those as set forth or provided for herein or therein. To the extent contemplated herein or therein, the provisions of this Agreement shall survive any settlement of the Award and shall remain in full force and effect.

f.    Severability. Should any term, covenant, provision, paragraph or condition of this Agreement be held invalid or illegal, such invalidity or illegality shall not invalidate the whole Agreement, but it shall be construed as if not containing the invalid or illegal part or parts and the rights and obligations of the parties shall be construed and enforced accordingly.

g.    Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Iowa.

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year set forth above.

CASEY’S GENERAL STORES, INC.,
by
/s/ William J. Walljasper
Name: William J. Walljasper
Title: Senior Vice President and Chief Financial Officer

/s/ Darren M. Rebelez
DARREN M. REBELEZ

Annex A

CASEY’S GENERAL STORES, INC.
SPECIAL STRATEGIC GRANT AWARD SUMMARY

Note: All capitalized terms used in this Award Summary and not otherwise defined herein shall have the meanings set forth in the Award Agreement to which it is attached, or in the 2018 Stock Incentive Plan, as applicable.

ITEM	DESCRIPTION
Award	□ Participant: Darren M. Rebelez
□ Grant Date: December 23, 2019

□   Vest Date: (i) 1/3rd of the performance-based Restricted Stock Units (“PSUs”) for which Performance Goals (as defined below) are satisfied, on the later of January 15, 2021 and the Determination Date (as defined below), (ii) 1/3rd of such PSUs, on January 15, 2022, and (iii) 1/3rd of such PSUs on January 15, 2023.

□ Settlement Date: The business day following the applicable Vest Date, except as provided below under the heading “Special provisions regarding vesting of awards.”

□   Performance Period: The period in respect of each Performance Goal described below, provided that in the event of a Change of Control prior to December 31, 2020, the Performance Period shall be deemed to end immediately prior to the Change of Control.

□ Performance Goals: Vesting of the applicable number of PSUs is subject to achievement of the relevant strategic performance goal set forth below (each, a “Performance Goal”).
□ Maximum number of PSUs awarded: 5,000
• Loyalty Program Goal PSUs: up to 2,500 • E-Commerce Goal PSUs: up to 2,500
Vesting Requirements
□ Subject to (i) achievement of the applicable Performance Goal and (ii) the Participant’s continued employment through the relevant Vest Date. The relevant PSUs will be forfeited (A) to the extent that the applicable Performance Goal is not achieved or (B) if the Participant’s employment with the Company terminates prior to the applicable Vest Date, except as provided below under the heading “Special provisions regarding vesting of awards.”

Loyalty Program Goal PSUs
□ An award of up to 2,500 PSUs (the “Loyalty Program Goal PSUs”) will be subject to a Performance Goal based on the net increase, if any, in the number of members in the Company’s Rewards program from the number of members as of December 1, 2019 to the number of members as of December 31, 2020. The number of Loyalty Program Goal PSUs that shall vest (subject to the Participant’s continued employment, except as provided below under the heading “Special provisions regarding vesting of awards”) shall be determined as follows:

• If the increase is less than 200%, none of the Loyalty Program Goal PSUs will vest. • If the increase is at least 200%, 75% of the Loyalty Program Goal PSUs will vest.

•    If the increase is at least 300%, 100% of the Loyalty Program Goal PSUs will vest.
•    If the increase is between 200% and 300%, a number of Loyalty Program Goal PSUs between 75% and 100% will vest based on linear interpolation to the nearest whole number of PSUs.

E-Commerce Goal PSUs
□ An award of up to 2,500 PSUs (the “E-Commerce Goal PSUs”) will be subject to a Performance Goal based on the percentage increase, if any, in the number of E-commerce transactions (including either on the Company’s website or through its mobile application) by customers of the Company and its subsidiaries during calendar year 2020 from the number of such transactions during calendar year 2019. The number of E-Commerce Goal PSUs that shall vest (subject to the Participant’s continued employment, except as provided below under the heading “Special provisions regarding vesting of awards”) shall be determined as follows:

•    If the increase is less than 40%, none of the E‑Commerce Goal PSUs will vest.
•    If the increase is at least 40%, 75% of the E‑Commerce Goal PSUs will vest.
•    If the increase is at least 50%, 100% of the E‑Commerce Goal PSUs will vest.
•    If the increase is between 40% and 50%, a number of E‑Commerce Goal PSUs between 75% and 100% will vest based on linear interpolation to the nearest whole number of PSUs.

Certification of performance
□ During the period between January 1, 2021 and February 15, 2021, the Compensation Committee shall determine and certify the Company’s actual performance in relation to each Performance Goal and shall determine the percentage, if any, of the Loyalty Program Goal PSUs and E-Commerce Goal PSUs that shall vest (subject to the Participant’s continued employment, except as provided below under the heading “Special provisions regarding vesting of awards”).

□ The date on which the Compensation Committee makes such determination is referred to as the “Determination Date”.

□ In its evaluation of the Performance Goals, the Committee may elect to include or exclude the effects of any of the events described in Section 9.2 of the Plan, in its sole and absolute discretion.
No rights to dividend payments
□ The Participant shall have no rights to dividends paid to Company shareholders, or other rights as a shareholder, with respect to any shares that may be issued in settlement of this award until the applicable Settlement Date.

Special provisions regarding vesting of awards
□ Death or Disability
Notwithstanding the “Vesting Requirements” set forth above, if the Participant’s employment terminates because of the death or Disability (as defined in the Participant’s employment agreement with the Company, as in effect on the date hereof) on or following December 31, 2020 and other than during the 24-month period following a Change of Control, to the extent that the applicable Performance Goals have been achieved, the Participant (or the Participant’s estate, as applicable) shall vest as of the later of the date of such termination and the Determination Date in the PSUs that would have vested on the next Vest Date following such termination.

□ Change in Control
The Plan provides that in the event of a Change of Control, unless otherwise provided for in the applicable Award Agreement or employment or other similar agreement, all Awards that are outstanding and unvested as of immediately prior to such Change of Control will remain outstanding and unvested.

If, however, within 24 months following the Change of Control, the Participant’s employment with the Company and its affiliates is terminated without “Cause” by the Company, for “Good Reason” by the Participant or as a result of the Participant’s death or Disability, then as of the date of such termination, all PSUs that are outstanding and unvested or still subject to restrictions or forfeiture will automatically be deemed vested, and all restrictions and forfeiture provisions will lapse.

Furthermore, if, in connection with the Change of Control, no provision is made for assumption or continuation of the PSUs, or the substitution of such PSUs for new Awards covering shares of a successor corporation, in a manner that preserves the material terms and conditions of the PSUs, then as of the date of such Change of Control, all outstanding PSUs then held by such Participant will automatically be deemed vested, and all restrictions and forfeiture provisions will lapse.

Change of Control, Cause and Good Reason are each defined in the Plan.

Notwithstanding any provision herein to the contrary, including that the applicable Settlement Date is the business day following the applicable Vest Date, in the event that the PSUs become vested upon or in the event of a termination of employment following a Change of Control, the PSUs will be settled within five business days thereafter, provided that such PSUs shall not be settled until the earliest time permitted by Section 409A of the Code.